EXHIBIT 10.11.1



              AMENDMENT TO EMPLOYMENT AGREEMENT




      This AMENDMENT (this "Amendment") is entered into as of

August  23,  1996 (the "Amendment Effective  Date"),  by  and

between ANNTAYLOR STORES CORPORATION (the "Company")  and  J.

PATRICK   SPAINHOUR  (the  "Executive"),   and   amends   the

Employment Agreement, dated as of February 16, 1996,  between the Company and the Executive (the "Original Agreement").



      For  good  and valuable consideration, the receipt  and

sufficiency of which are hereby acknowledged by the  parties,

the Company and the Executive agree as follows:



      1.   All capitalized terms used and not defined  herein

shall  have  the  meanings ascribed to them in  the  Original

Agreement.



      2.   Section  2  of  the Original Agreement  is  hereby

amended  by  extending  the  end  of  the  initial  term   of

employment of the Executive from February 19, 1999 to  August

23,  1999,  unless further extended or sooner  terminated  as provided in the Original Agreement.



      3.   The  first two sentences of Section  3(a)  of  the

Original  Agreement is are hereby amended  to  provide  that,

effective as of August 23, 1996, the Executive shall serve as

Chairman  and  Chief Executive Officer of  the  Company,  and

shall  report  directly  to the Board  of  Directors  of  the

Company.   The third sentence of Section 3(a) of the Original

Agreement is hereby deleted in its entirety.



      4.  Section 5(a)(i) of the Original Agreement is hereby

amended  by  increasing Executive's annual base salary  to  a rate  of $650,000, effective from and as of August 23,  1996,

and is hereby further amended to provide that, effective from as  of  January 1, 1998, Executive's annual base salary shall be  increased to a rate of $725,000.  Such base salary  rates may  be increased from time to time, in the discretion of the

Board  of Directors, in accordance with the Company's  annual executive  performance  review  procedures,  as  provided  in

Section 5(a) of the Original Agreement.



     5.  Section 5(a)(ii) of the Original Agreement is hereby

amended to increase Executive's Performance Percentage  under the Company's Management Performance Compensation Plan to 50%

for  the  Fall  1996  Season.   Thereafter,  the  Performance

Percentage shall be determined as provided in the Performance

Plan.   The last sentence of Section 5(a)(ii) shall  continue

to apply.

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Amendment to Employment Agreement
Page 2


     6.  The Executive shall be granted a performance-vesting

Non-Qualified  Stock  Option (the  "Performance  Option")  to

acquire   seventy-five  thousand  (75,000)  shares   of   the

Company's  Common  Stock  under  the  Option  Plan,  with  an exercise  price equal to the fair market value  (as  defined,

and  determined  as of the date of grant,  under  the  Option

Plan)  of  the  Common Stock.  The Performance  Option  shall become exercisable on the earliest to occur of the following:

(i)  the  ninth anniversary of the date of grant (the  "grant date"), (ii) the date of achievement by the Company of  total earnings  per  share of at least $1.50 over four  consecutive quarters  ending  after the grant date, and (iii)  the  first date  occurring after the grant date on which the fair market value  (as  defined in the Option Plan) of a share of  Common

Stock on each of the ten consecutive trading days immediately preceding  such  date is equal to at least  $35.00;  provided
                                                     --------
that, (a) in the case of each of clauses (ii) and (iii),  (1)
----
such  date occurs no later than the fifth anniversary of  the grant  date, and (2) a portion of the Performance Option  may become  exercisable,  based upon satisfaction  of  terms  and conditions  consistent with those set forth in the  Company's standard  stock  option agreement applicable  to  performance options, if exercisability has not otherwise occurred by  the fifth  anniversary of the grant date; and (b) in the case  of each of clauses (i) through (iii), the Executive has remained continuously  employed by the Company  until  the  applicable

date.   The Performance Option shall contain such other terms

and  conditions  as  are set forth in the Company's  standard stock  option agreements applicable to such type  of  option,

including,  but  not  limited to, accelerated  exercisability upon the occurrence of an Acceleration Event under the Option

Plan.



      7.   Executive  shall be granted seventy-five  thousand

(75,000)  restricted shares of common stock  of  the  Company

(the  "Restricted  Shares").   One-third  of  the  Restricted

Shares  shall  vest  on, and be delivered  to  the  Executive promptly following, each of the first three anniversaries  of the  Amendment  Effective Date, provided  the  Executive  has
                                --------
remained  continuously  employed by  the  Company  until  the

applicable   date.    Notwithstanding  the   foregoing,   any

outstanding  unvested Restricted Shares  shall  become  fully vested  (i)  upon  occurrence of an  Acceleration  Event,  as defined  under the Option Plan, or (ii) if the Company  shall terminate the Executive's employment other than for Cause  or the Executive shall terminate his employment for Good Reason.

The  Company  shall  file  with the Securities  and  Exchange

Commission  a  shelf  registration  statement  covering   the

Restricted  Shares,  pursuant to  which  Executive  may  sell

vested  Restricted  Shares from time to  time.   The  Company

shall   use  its  best  efforts  to  cause  the  registration

statement  to become effective on or before August  22,  1997 and  to keep such registration statement effective until  all such  shares have been sold by Executive (except during  such

times  that  maintaining  effectiveness  would  require   the

Company to disclose a material corporate development but  the

Company does not believe that such disclosure would be in the best interests of the Company and its stockholders).

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Amendment to Employment Agreement
Page 3


      8.   From  and after the Amendment Effective Date,  the

term  "Agreement", as used in the Original  Agreement,  shall mean the Original Agreement as amended by this Amendment, and the Original Agreement, as so amended, shall continue in full force and effect.



      9. Sections 11 through 17 of the Original Agreement are

hereby  made  a  part  of,  and  are  incorporated  by   this

reference, into this Amendment.



      IN WITNESS WHEREOF, the parties have executed this

Amendment this 27th day of January, 1997, intending it to  be effective as of August 23, 1996.




ANNTAYLOR STORES CORPORATION                EXECUTIVE:

By:/s/ Rochelle Lazarus                     /s/ J. Patrick Spainhour
   ______________________________           __________________________
       Rochelle Lazarus, Director               J.  PATRICK SPAINHOUR